As filed with the Securities and Exchange Commission on March 10, 2010

Registration No. 333-162211

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

CINCINNATI BELL INC.

(Exact name of registrant as specified in its charter)

Ohio		31-1056105
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
221 East Fourth Street Cincinnati, Ohio 45202 (513) 397-9900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher J. Wilson

Vice President, General Counsel and Secretary

Cincinnati Bell Inc.

221 East Fourth Street

Cincinnati, Ohio 45202

(513) 397-9900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

William V. Fogg, Esq.

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

(212) 474-1000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☒	Accelerated Filer	☐
Non-Accelerated Filer		Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered/ Proposed Maximum Offering Price per Unit/ Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities (1)
Guarantees of Debt Securities (2)

(1)	An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of all registration fees.
(2)	Subsidiaries of Cincinnati Bell Inc. may guarantee debt securities of Cincinnati Bell Inc. registered hereunder. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered. A table of registrant guarantors is set forth below.

REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor as Specified in its Charter	State of Incorporation or Organization	I.R.S. Employer Identification Number
Cincinnati Bell Entertainment Inc.	Ohio	31-1641843
Cincinnati Bell Complete Protection Inc.	Ohio	20-0110466
Cincinnati Bell Telecommunication Services LLC	Ohio	31-1456448
BRCOM Inc.	Delaware	74-2644120
Cincinnati Bell Technology Solutions Inc.	Delaware	74-2724593
Cincinnati Bell Wireless Company	Ohio	31-1570713
Cincinnati Bell Wireless LLC	Ohio	31-1595102
Cincinnati Bell Shared Services LLC	Ohio	26-4267301
GramTel Inc.	Virginia	74-2935305
CBTS Software LLC	Delaware	26-4192886
Cincinnati Bell Any Distance Inc.	Delaware	72-1122018
IXC Internet Services, Inc.	Delaware	74-2865665
eVolve Business Solutions LLC	Ohio	77-0466878
Cincinnati Bell Any Distance of Virginia LLC	Virginia	27-1436060

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to our registration statement on Form S-3 (File No. 333-162211) is being filed to add our wholly owned subsidiary Cincinnati Bell Any Distance of Virginia LLC as a registrant guarantor under such registration statement and to add the guarantees of debt securities of Cincinnati Bell Inc. by Cincinnati Bell Any Distance of Virginia LLC to the securities registered under such registration statement. No changes are being made to the base prospectus that already forms a part of the registration statement. Accordingly, such base prospectus is being omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by Cincinnati Bell Inc. (the “registrant”) in connection with the sale or distribution of the securities registered under this registration statement. All of the amounts shown are estimates.

	Amount*
SEC Registration Fee	$0	**
Printing and Engraving Expenses	50,000
Legal Fees and Expenses	250,000
Rating Agency Fees	450,000
Accounting Fees and Expenses	100,000
Trustee Fees	20,000
Miscellaneous	100,000

Total	$970,000

*

An unspecified amount of securities are registered under this registration statement and may be issued and distributed from time to time. Amounts set forth above represent estimated amounts incurred in connection with a single offering of securities, without limiting the number of offerings that may be undertaken pursuant to this registration statement.

**

Under Rules 456(b) and 457(r) of the Securities Act, applicable SEC registration fees have been deferred and will be paid at the time of any particular offering of securities under this registration statement, and are therefore not estimable at this time.

Item 15.	Indemnification of Directors and Officers

Registrants Incorporated or Organized in Ohio

Cincinnati Bell Inc., Cincinnati Bell Wireless Company, Cincinnati Bell Entertainment Inc. and Cincinnati Bell Complete Protection Inc. are incorporated in the State of Ohio and Cincinnati Bell Telecommunication Services LLC, Cincinnati Bell Wireless LLC, Cincinnati Bell Shared Services LLC and eVolve Business Solutions LLC are organized under the laws of the State of Ohio.

Section 1701.13(E) of the Ohio General Corporation Law (the “OGCL”) contains provisions for indemnification of a corporation’s directors, officers and other personnel, and related matters. Section 1701.13(E)(1) of the OGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or in the right of the corporation, because the person is or was a director or officer, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement reasonably incurred by the director or officer in connection with the proceeding if (1) the director or officer acted in good faith and in a manner the director or officer reasonably believed to be in or not opposed to the best interests of the corporation, and (2) with respect to any criminal action or proceeding, the director or officer had no reasonable cause to believe the director’s or officer’s conduct was unlawful.

Section 1701.13(E)(2) of the OGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding, by or in the right of the corporation to procure a judgment in its favor, because the person is or was a director or officer against expenses, including attorney’s fees, reasonably incurred by the director or officer in connection with the proceeding if the director or officer acted in good faith and in a manner the director or officer reasonably believed to be in or not opposed to the best interests of the corporation, except that a corporation may not indemnify a director or officer if either (1) the director or officer has been adjudged to be liable for negligence or misconduct in the performance of the director’s or officer’s duty to the corporation unless and only to the extent that the court in which the proceeding was brought determines that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such expenses as the court deems proper or (2) the only liability asserted against a director in a proceeding is for the director voting for or assenting to the following: (a) the payment of a dividend or distribution, the making of a distribution of assets to shareholders, or the purchase or redemption of the corporation’s own shares in violation of law or the corporation’s articles of incorporation; (b) a distribution of assets to shareholders during the winding up of the affairs of the corporation, on dissolution or otherwise, without the payment of all known obligations of the corporation or without making adequate provision for their payment; or (c) the making of a loan, other than in the usual course of business, to an officer, director or shareholder of the corporation, unless at the time the loan was made, a majority of the disinterested directors of the corporation voted for the loan and taking into account the terms and provisions of the loan and other relevant factors, determined that the making of the loan could reasonably be expected to benefit the corporation.

Section 1701.13(E)(3) of the OGCL provides that to the extent that a director or officer has been successful on the merits or otherwise in defense of a proceeding referred to in division (E)(1) or (2) of Section 1701.13, the director or officer must be indemnified against expenses actually and reasonably incurred by him or her in connection with such a proceeding.

Section 1701.13(E)(4) of the OGCL provides that any indemnification under division (E)(1) or (2) of Section 1701.13, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that the director or officer has met the applicable standard of conduct. Section 1701.13(E)(4) further provides that the determination shall be made by: (1) a majority of a quorum of the directors who are not parties to such proceeding; (2) if there is no such quorum of directors, or if a majority vote of disinterested directors so directs, in a written opinion by independent legal counsel; (3) by the shareholders; or (4) by the court of common pleas or by the court in which the proceeding was brought.

Section 1701.13(E)(5)(a) of the OGCL provides that unless (1) the articles or regulations of a corporation specifically state otherwise or (2) the only liability asserted against a director in a proceeding is for the director voting for or assenting to any of the following: (a) the payment of a dividend or distribution, the making of a distribution of assets to shareholders, or the purchase or redemption of the corporation’s own shares in violation of law or the corporation’s articles of incorporation; (b) a distribution of assets to shareholders during the winding up of the affairs of the corporation, on dissolution or otherwise, without the payment of all known obligations of the corporation or without making adequate provision for their payment; or (c) the making of a loan, other than in the usual course of business, to an officer, director or shareholder of the corporation, other than in the case of at the time the loan was made, a majority of the disinterested directors of the corporation voted for the loan and taking into account the terms and provisions of the loan and other relevant factors, determined that the making of the loan could reasonably be expected to benefit the corporation, the corporation must pay expenses as they are incurred by the director or officer in defending the proceeding if the director or officer undertakes to (i) repay the amount so paid if it is proven by clear and convincing evidence that the director’s or officer’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation and (ii) reasonably cooperate with the corporation concerning the proceeding.

Section 1701.13(E)(5)(b) of the OGCL provides that a corporation may advance expenses to a director or officer before the final disposition of a proceeding if the director or officer undertakes to repay the amount so advanced if it is ultimately determined that the director or officer is not entitled to indemnification.

Section 1701.13(E)(7) of the OGCL permits corporations to purchase and maintain insurance on behalf of any director or officer against any liability asserted against him and incurred by him in his capacity as a director or officer, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 1701.13 of the OGCL.

Section 1705.32 of the Ohio Limited Liability Company Act (the “OLLCA”) contains provisions for indemnification of a limited liability company’s managers, members, officers and other personnel, and related matters. Section 1705.32(A) of the OLLCA provides that a limited liability company may indemnify any person who was or is a party, or who is threatened to be made a party, to any proceeding, other than an action by or in the right of the company, because he is or was a manager or member of the company. Section 1705.32(A) further provides that a company may indemnify a manager or member against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement that reasonably were incurred by him in connection with the proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company and, in connection with any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 1705.32(B) of the OLLCA provides that a limited liability company may indemnify any person who was or is a party or who is threatened to be made a party to any action or suit by or in the right of the company to procure a judgment in its favor, because he is or was a manager or officer of the company. Section 1705.32(B) further provides that the company may indemnify a manager or officer against expenses, including attorney’s fees, that were reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company, except that an indemnification shall not be made in respect of any claim as to which the person is adjudged to be liable for negligence or misconduct in the performance of his duty to the company unless and only to the extent that the court of common pleas or the court in which the action was brought determines that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses that the court considers proper.

Section 1705.32(C) of the OLLCA provides that to the extent that a manager or officer of a limited liability company has been successful on the merits or otherwise in defense of any action referred to in division (A) or (B) of Section 1705.32, he shall be indemnified against expenses, including attorney’s fees, that were reasonably incurred by him in connection with the action.

Section 1705.32(D)(1) of the OLLCA provides that unless ordered by a court and subject to division (C) of Section 1705.32, any indemnification under division (A) or (B) of Section 1705.32 shall be made by the limited liability company only as authorized in the specific case, upon a determination that indemnification of the manager or officer is proper under the circumstances because he has met the applicable standard of conduct. Section 1705.32(D)(1) further provides that the determination shall be made: (a) by a majority vote of a quorum consisting of managers who were not parties to the action; (b) whether or not such a quorum is obtainable and if a majority vote of a quorum of disinterested managers so directs, in a written opinion by independent legal counsel; (c) by the members; (d) by the court of common pleas or the court in which the action was brought.

Section 1705.32(F) of the OLLCA provides that a limited liability company may purchase and maintain insurance for or on behalf of any person who is or was a manager or member of the company. Section 1705.32(F) further provides that the insurance or similar protection purchased or maintained for those persons may be for any liability asserted against them and incurred by them in their capacity as a manager or member or for any liability arising out of their status as a manager or member, whether or not the company would have the power to indemnify them against that liability under Section 1705.32.

Section 1705.32(G) of the OLLCA provides that a limited liability company may pay expenses of persons entitled to indemnification under Section 1705.32 as they are incurred, in advance of the final disposition of an action or the payment of indemnification or insurance pursuant to Section 1705.32.

The Regulations of Cincinnati Bell Inc., Cincinnati Bell Entertainment Inc., Cincinnati Bell Wireless Company and Cincinnati Bell Complete Protection Inc. provide that such entities shall indemnify their respective directors and officers to the fullest extent permitted by the OGCL.

The Limited Liability Company Operating Agreements of Cincinnati Bell Telecommunication Services LLC, Cincinnati Bell Wireless LLC, Cincinnati Bell Shared Services LLC and eVolve Business

Solutions LLC provide that such entities shall indemnify their respective members or officers for any act performed by such person within the scope of authority conferred upon them by the applicable Limited Liability Company Operating Agreement, unless the act is proven by clear and convincing evidence to have been undertaken with deliberate intent to cause injury to the applicable company.

Registrants Incorporated or Organized in Delaware

Cincinnati Bell Technology Solutions Inc., BRCOM Inc., Cincinnati Bell Any Distance Inc. and IXC Internet Services, Inc. are incorporated in the State of Delaware and CBTS Software LLC is organized under the laws of the State of Delaware.

Section 102(b)(7) and Section 145 of the DGCL contain provisions for indemnification of a corporation’s directors, officers and other personnel, and related matters. Section 102(b)(7) of the DGCL permits a corporation to eliminate the personal liability of a director, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derives an improper personal benefit.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 145 of the DGCL further provides that: (1) to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (2) indemnification or advancement of expenses provided for by Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (3) the corporation shall have the power to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) provides that subject to such standards and restrictions, if any, as are set forth in a company’s limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The Restated Certificate of Incorporation of Cincinnati Bell Technology Solutions Inc., the Restated Certificate of Incorporation of BRCOM Inc., the Amended Certificate of Incorporation of Cincinnati Bell Any Distance Inc. and the Certificate of Incorporation of IXC Internet Services, Inc. provide that the personal liability of their respective directors shall be eliminated to the fullest extent permitted by DGCL.

The Amended and Restated by-laws of BRCOM Inc., Cincinnati Bell Technology Solutions Inc. and IXC Internet Services, Inc. provide that such entities shall indemnify their respective directors and officers to the fullest extent permitted by the DGCL.

The Limited Liability Company Operating Agreement of CBTS Software LLC provides that such entity shall indemnify its members or officers for any act performed by such person within the scope of authority conferred upon them by the Limited Liability Company Operating Agreement, unless the act is proven by clear and convincing evidence to have been undertaken with deliberate intent to cause injury to the company.

Registrants Incorporated or Organized in Virginia

GramTel Inc. is incorporated in the Commonwealth of Virginia and Cincinnati Bell Any Distance of Virginia LLC is organized under the laws of the Commonwealth of Virginia.

Section 13.1-692.1 and Article 10 of the Virginia Stock Corporation Act (the “VSCA”) contain provisions for indemnification of a corporation’s directors, officers and other personnel, and related matters.

Section 13.1-692.1 of the VSCA provides that unless an officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of the corporation, the damages assessed against an officer or director arising out of a single transaction, occurrence or course of conduct shall not exceed the lesser of: (1) the monetary amount, including the elimination of liability, specified in the articles of incorporation of the corporation or, if approved by the shareholders, in the by-laws of the corporation as a limitation on or elimination of the liability of the officer or director; or (2) the greater of (i) $100,000, or (ii) the amount of cash compensation received by the officer or director from the corporation during the twelve months immediately preceding the act or omission for which liability was imposed.

Section 13.1-697 of the VSCA provides that, except as provided below, a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability and reasonable expenses incurred in the proceeding if: (1) he conducted himself in good faith; (2) he believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in the best interests of the corporation; and (b) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Section 13.1-697 further provides that, unless ordered by a court under subsection C of Section 13.1-700.1 of the VSCA, a corporation may not indemnify a director (1) in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard set forth in clauses (1) and (2) above, or (2) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Section 13.1-698 of the VSCA provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Section 13.1-699 of the VSCA permits corporations to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if: (1) the director furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct described in Section 13.1-697 of the VSCA; (2) the director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if the director is not entitled to mandatory indemnification and it is ultimately determined under Section 13.1-700.1 or 13.1-701 of the VSCA that he did not meet the relevant standard of conduct; and (3) payment is authorized (a) if there are two or more disinterested directors, by a majority vote of all the disinterested directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote, (b) if there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with subsection C of Section 13.1-688 of the VSCA, in which authorization directors who do not qualify as disinterested directors may participate or (c) by the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the authorization.

Section 13.1-700.1 of the VSCA provides that with respect to a proceeding by or in the right of the corporation, the court may order indemnification of the director to the extent of his reasonable expenses if it determines that, considering all the relevant circumstances, the director is entitled to indemnification even though he may have been adjudged liable to the corporation.

Section 13.1-701 of the VSCA provides that a corporation may not indemnify a director unless a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in Section 13.1-697. Section 13.1-701 further provides that the determination may be made by (1) the board of directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding; (2) if such a quorum cannot be obtained, by majority vote of a committee duly designated by the board of directors, consisting solely of two or more directors not at the time parties to the proceeding; (3) special legal counsel; or (4) the shareholders.

Section 13.1-702 of the VSCA provides that unless limited by a corporation’s articles of incorporation, an officer of a corporation is entitled to mandatory indemnification under Section 13.1-698 of the VSCA, and is entitled to apply for court-ordered indemnification under Section 13.1-700.1 of the VSCA, in each case to the same extent as a director. Section 13.1-702 of the VSCA further provides that the corporation may indemnify and advance expenses to an officer of the corporation to the same extent as to a director.

Section 13.1-703 of the VSCA permits corporations to purchase and maintain insurance on behalf of directors and officers of the corporation against liability asserted against or incurred by him in that capacity or arising from his status as a director or officer, whether or not the corporation would have power to indemnify him against the same liability under Sections 13.1-697 or 13.1-698.

Section 13.1-704 of the VSCA provides that any corporation shall have the power to make any further indemnity, including indemnity with respect to a proceeding by or in the right of the corporation, and to make additional provision for advances and reimbursement of expenses, to any director or officer that may be authorized by the articles of incorporation or any by-law made by the shareholders or any resolution adopted by the shareholders, except an indemnity against (1) willful misconduct, or (2) a knowing violation of criminal law.

The by-laws and Articles of Incorporation of GramTel Inc. contain provisions for indemnification of GramTel Inc.’s directors and officers, and related matters. The by-laws of GramTel Inc. provide that it shall indemnify its directors and officers to the fullest extent permitted by the VSCA.

Article 6, Section 2 of GramTel Inc.’s Articles of Incorporation provides that in any proceeding brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation, no director or officer shall be liable for monetary damages with respect to any transaction, occurrence or course of conduct except for liability resulting from willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

Article 6, Section 3 of GramTel Inc.’s Articles of Incorporation provides that the corporation shall indemnify any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the corporation or brought by or on behalf of shareholders of the corporation, because the person is or was a director or officer of the corporation, against any liability incurred by that person in connection with the proceeding unless that person engaged in willful misconduct or a knowing violation of the criminal law.

Article 6, Section 6 of GramTel Inc.’s Articles of Incorporation provides that any indemnification under Section 3 of Article 6 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination by (1) the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding; (2) if a quorum cannot be obtained, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding; (3) special legal counsel; or (4) if a quorum of the Board of Directors cannot be obtained under clause (1) and a committee cannot be designated under clause (2), selected by majority vote of the full Board of Directors, in which selection directors who are parties may participate; or (5) the shareholders, that indemnification is proper in the circumstances because the officer or director has met the standard of conduct set forth in Section 3.

Article 6, Section 7 of GramTel Inc.’s Articles of Incorporation permits the corporation to pay the reasonable expenses incurred by a director or officer in advance of final disposition of the proceeding pursuant to the procedures set forth in Section 13.1-699 of the VSCA.

Article 6, Section 9 of GramTel Inc.’s Articles of Incorporation permits the corporation to purchase and maintain insurance to indemnify it against any portion of the liability assumed by it in accordance with Article 6 and permits it to procure insurance on behalf of any person who is or was a director or officer of the corporation, against any liability asserted against or incurred in any such capacity or arising from the person’s status as a director or officer, whether or not the corporation would have the power to indemnify that person against such liability under the provisions of Article 6.

Section 13.1-1009 of the Virginia Limited Liability Company Act (the “VALLCA”) permits a Virginia limited liability company, subject to the standards and restrictions set forth in its articles of organization or operating agreement, to indemnify and hold harmless any member, manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member, manager or other person for reasonable expenses incurred by such a person who is party to a proceeding in advance of final disposition of the proceeding.

Article 7 of Cincinnati Bell Any Distance of Virginia LLC’s Operating Agreement provides that the company shall indemnify its directors and officers for any act performed within the scope of the authority conferred upon such person by the Operating Agreement unless the act is proved by clear and convincing evidence to have been undertaken with deliberate intent to cause injury to the company.

We provide liability insurance for our directors and officers for certain losses arising from certain claims and charges, including claims and charges under the Securities Act of 1933, which may be made against such persons while acting in their capacities as directors and officers of Cincinnati Bell Inc. or its subsidiaries.

The foregoing statements are subject to the detailed provisions of the OGCL, the DGCL, the OLLCA, the DLLCA, the VSCA and the VALLCA and to the applicable provisions of each of the

Registrants’ Articles or Certificate of Incorporation, Operating Agreements, Regulations and By-laws, as applicable.

Item 16.	Exhibits

See Exhibit Index.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) under the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) under the Securities Act as part of a registration statement in reliance on Rule 430B under the Securities Act relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) under the Securities Act for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B under the Securities Act, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on March 10, 2010.

CINCINNATI BELL INC.

By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson
Title:	Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

*	President and Chief Executive	March 10, 2010
John F. Cassidy	Officer and Director
(Principal Executive Officer)

*	Chief Financial Officer	March 10, 2010
Gary J. Wojtaszek	(Principal Financial Officer)

*	Vice President and Controller	March 10, 2010
Kurt A. Freyberger	(Principal Accounting Officer)

*	Director	March 10, 2010
Phillip R. Cox

*	Director	March 10, 2010
Bruce L. Byrnes

*	Director	March 10, 2010
Jakki L. Haussler

*	Director	March 10, 2010
Mark Lazarus

*	Director	March 10, 2010
Craig F. Maier

*	Director	March 10, 2010
Alex Shumate

*	Director	March 10, 2010
Lynn A. Wentworth

*	Director	March 10, 2010
John M. Zrno

* By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on March 10, 2010.

CINCINNATI BELL ENTERTAINMENT INC.

By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson
Title:	Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

*	President and Chief Executive	March 10, 2010
John F. Cassidy	Officer and Director
(Principal Executive Officer)

*	Chief Financial Officer	March 10, 2010
Gary J. Wojtaszek	(Principal Financial Officer)

*	Vice President and Controller	March 10, 2010
Kurt A. Freyberger	(Principal Accounting Officer)

* By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on March 10, 2010.

CINCINNATI BELL COMPLETE PROTECTION INC.

By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson
Title:	Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

*	President and Chief Executive	March 10, 2010
John F. Cassidy	Officer and Director
(Principal Executive Officer)

*	Chief Financial Officer	March 10, 2010
Gary J. Wojtaszek	(Principal Financial Officer)

*	Vice President and Controller	March 10, 2010
Kurt A. Freyberger	(Principal Accounting Officer)

* By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on March 10, 2010.

CINCINNATI BELL TELECOMMUNICATION SERVICES LLC

By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson
Title:	Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

*	President and Chief Executive	March 10, 2010
John F. Cassidy	Officer and Director
(Principal Executive Officer)

*	Chief Financial Officer	March 10, 2010
Gary J. Wojtaszek	(Principal Financial Officer)

*	Vice President and Controller	March 10, 2010
Kurt A. Freyberger	(Principal Accounting Officer)

* By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on March 10, 2010.

BRCOM INC.

By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson
Title:	Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

*	President and Chief Executive Officer	March 10, 2010
John F. Cassidy	(Principal Executive Officer)

*	Chief Financial Officer	March 10, 2010
Gary J. Wojtaszek	(Principal Financial Officer)

*	Vice President and Controller	March 10, 2010
Kurt A. Freyberger	(Principal Accounting Officer)

*	Director	March 10, 2010
Brian A. Ross

* By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on March 10, 2010.

CINCINNATI BELL TECHNOLOGY SOLUTIONS INC.

By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson
Title:	Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

*	President and Chief Executive Officer	March 10, 2010
John F. Cassidy	(Principal Executive Officer)

*	Chief Financial Officer	March 10, 2010
Gary J. Wojtaszek	(Principal Financial Officer)

*	Vice President and Controller	March 10, 2010
Kurt A. Freyberger	(Principal Accounting Officer)

*	Director	March 10, 2010
Brian A. Ross

* By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on March 10, 2010.

CINCINNATI BELL WIRELESS COMPANY

By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson
Title:	Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

*	President and Chief Executive	March 10, 2010
John F. Cassidy	Officer and Director
(Principal Executive Officer)

*	Chief Financial Officer	March 10, 2010
Gary J. Wojtaszek	(Principal Financial Officer)

*	Vice President and Controller	March 10, 2010
Kurt A. Freyberger	(Principal Accounting Officer)

* By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on March 10, 2010.

CINCINNATI BELL WIRELESS LLC

By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson
Title:	Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

*	President and Chief Executive	March 10, 2010
John F. Cassidy	Officer and Director
(Principal Executive Officer)

*	Chief Financial Officer	March 10, 2010
Gary J. Wojtaszek	(Principal Financial Officer)

*	Vice President and Controller	March 10, 2010
Kurt A. Freyberger	(Principal Accounting Officer)

* By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on March 10, 2010.

CINCINNATI BELL SHARED SERVICES LLC

By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson
Title:	Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

*	President and Chief Executive	March 10, 2010
John F. Cassidy	Officer and Director
(Principal Executive Officer)

*	Chief Financial Officer	March 10, 2010
Gary J. Wojtaszek	(Principal Financial Officer)

*	Vice President and Controller	March 10, 2010
Kurt A. Freyberger	(Principal Accounting Officer)

* By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on March 10, 2010.

GRAMTEL INC.

By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson
Title:	Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

*	President and Chief Executive Officer	March 10, 2010
John F. Cassidy	(Principal Executive Officer)

*	Chief Financial Officer	March 10, 2010
Gary J. Wojtaszek	(Principal Financial Officer)

*	Vice President and Controller	March 10, 2010
Kurt A. Freyberger	(Principal Accounting Officer)

*	Director	March 10, 2010
Brian A. Ross

* By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on March 10, 2010.

CBTS SOFTWARE LLC

By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson
Title:	Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

*	Chief Executive Officer	March 10, 2010
John F. Cassidy	(Principal Executive Officer)

*	Chief Financial Officer	March 10, 2010
Gary J. Wojtaszek	(Principal Financial Officer)

*	Vice President and Controller	March 10, 2010
Kurt A. Freyberger	(Principal Accounting Officer)

*	Director	March 10, 2010
Brian A. Ross

* By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on March 10, 2010.

CINCINNATI BELL ANY DISTANCE INC.

By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson
Title:	Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

*	President and Chief Executive Officer	March 10, 2010
John F. Cassidy	(Principal Executive Officer)

*	Chief Financial Officer	March 10, 2010
Gary J. Wojtaszek	(Principal Financial Officer)

*	Vice President and Controller	March 10, 2010
Kurt A. Freyberger	(Principal Accounting Officer)

*	Director	March 10, 2010
Brian A. Ross

* By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on March 10, 2010.

IXC INTERNET SERVICES, INC.

By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson
Title:	Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

*	President and Chief Executive Officer	March 10, 2010
John F. Cassidy	(Principal Executive Officer)

*	Chief Financial Officer	March 10, 2010
Gary J. Wojtaszek	(Principal Financial Officer)

*	Vice President and Controller	March 10, 2010
Kurt A. Freyberger	(Principal Accounting Officer)

*	Director	March 10, 2010
Brian A. Ross

* By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on March 10, 2010.

EVOLVE BUSINESS SOLUTIONS LLC

By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson
Title:	Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

*	President and Chief Executive Officer	March 10, 2010
John F. Cassidy	(Principal Executive Officer)

*	Chief Financial Officer	March 10, 2010
Gary J. Wojtaszek	(Principal Financial Officer)

*	Vice President and Controller	March 10, 2010
Kurt A. Freyberger	(Principal Accounting Officer)

*	Director	March 10, 2010
Brian A. Ross

* By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on March 10, 2010.

CINCINNATI BELL ANY DISTANCE OF VIRGINIA LLC

By:	/S/ CHRISTOPHER J. WILSON
Name:	Christopher J. Wilson
Title:	Vice President, General Counsel and Secretary

POWER OF ATTORNEY

The officers and directors of Cincinnati Bell Any Distance of Virginia LLC whose signatures appear below hereby constitute and appoint Gary J. Wojtaszek and Christopher J. Wilson, or either of them, to act severally as attorneys-in-fact and agents, with power of substitution and resubstitution, for each of them in any and all capacities, to sign any amendments to this report and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorneys-in-fact, or substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/S/ JOHN F. CASSIDY	President and Chief Executive Officer	March 10, 2010
John F. Cassidy	(Principal Executive Officer)

/S/ GARY J. WOJTASZEK	Chief Financial Officer	March 10, 2010
Gary J. Wojtaszek	(Principal Financial Officer)

/S/ KURT A. FREYBERGER	Vice President and Controller	March 10, 2010
Kurt A. Freyberger	(Principal Accounting Officer)

/S/ BRIAN A. ROSS	Director	March 10, 2010
Brian A. Ross

EXHIBIT INDEX

Exhibits identified in parentheses below are on file with the Securities and Exchange Commission and are incorporated by reference herein.

Exhibit No.	Description
1.1	Form of Underwriting Agreement*

4.1	Indenture dated July 1, 1993, between Cincinnati Bell Inc., as Issuer, and The Bank of New York, as Trustee, relating to Cincinnati Bell Inc. 7 1/4% Notes Due June 15, 2023 (Exhibit 4-A to Current Report on Form 8-K, date of report July 12, 1993, File No. 1-8519)

4.2	Indenture dated as of October 27, 1993, among Cincinnati Bell Telephone Company LLC (as successor entity to Cincinnati Bell Telephone Company), as Issuer, Cincinnati Bell Inc., as Guarantor, and The Bank of New York, as Trustee (Exhibit 4-A to Current Report on Form 8-K, filed October 27, 1993, File No. 1-8519)

4.3	First Supplemental Indenture dated as of January 10, 2005 to the Indenture dated as of October 27, 1993 by and among Cincinnati Bell Telephone Company LLC (as successor entity to Cincinnati Bell Telephone Company), as Issuer, Cincinnati Bell Inc. as Guarantor, and The Bank of New York, as Trustee (Exhibit 4(c)(ii)(2) to Annual Report on Form 10-K for the year ended December 31, 2004, File No. 1-8519)

4.4	Second Supplemental Indenture dated as of January 10, 2005 to the Indenture dated as of October 27, 1993 by and among Cincinnati Bell Telephone Company LLC (as successor entity to Cincinnati Bell Telephone Company), as Issuer, Cincinnati Bell Inc. as Guarantor, and The Bank of New York, as Trustee (Exhibit 4(c)(ii)(3) to Annual Report on Form 10-K for the year ended December 31, 2004, File No. 1-8519)

4.5	Indenture dated as of November 30, 1998 among Cincinnati Bell Telephone Company LLC (as successor entity to Cincinnati Bell Telephone Company), as Issuer, Cincinnati Bell Inc., as Guarantor, and The Bank of New York, as Trustee, relating to Cincinnati Bell Telephone Company LLC Guaranteed 6.30% Debentures due 2028 (Exhibit 4-A to Current Report on Form 8-K, filed November 30, 1998, File No. 1-8519)

4.6	First Supplemental Indenture dated as of December 31, 2004 to the Indenture dated as of November 30, 1998 among Cincinnati Bell Telephone Company LLC (as successor entity Cincinnati Bell Telephone Company), as Issuer, Cincinnati Bell Inc., as Guarantor, and The Bank of New York, as Trustee (Exhibit 4(c)(iii)(2) to Annual Report on Form 10-K for the year ended December 31, 2004, File No. 1-8519)

4.7	Second Supplemental Indenture dated as of January 10, 2005 to the Indenture dated as of November 30, 1998 among Cincinnati Bell Telephone Company LLC (as successor entity Cincinnati Bell Telephone Company), as Issuer, Cincinnati Bell Inc., as Guarantor, and The Bank of New York, as Trustee (Exhibit (4)(c)(iii)(3) to Annual Report on Form 10-K for the year ended December 31, 2004, File No. 1-8519)

4.8	Indenture dated as of November 19, 2003, by and among Cincinnati Bell Inc., as Issuer, the Guarantors party thereto and The Bank of New York, as Trustee, relating to Cincinnati Bell Inc. 8 3/8% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibit (4)(c)(xiii) to Registration Statement No. 333-110940)

4.9	Supplemental Guarantee dated as of January 5, 2010 by Cincinnati Bell Any Distance of Virginia LLC of the Indenture dated as of November 19, 2003, by and among Cincinnati Bell Inc., as Issuer, the Guarantors party thereto and The Bank of New York, as Trustee

4.10	Indenture dated as of February 16, 2005, by and among Cincinnati Bell Inc., as Issuer, the Guarantors party thereto and The Bank of New York, as Trustee, relating to Cincinnati Bell Inc. 7% Senior Notes due 2015 (Exhibit 4.1 to Current Report on Form 8-K, filed on February 23, 2005, File No. 1-8519)

4.11	Supplemental Guarantee dated as of January 5, 2010 by Cincinnati Bell Any Distance of Virginia LLC of the Indenture dated as of February 16, 2005, by and among Cincinnati Bell Inc., as Issuer, the Guarantors party thereto and The Bank of New York, as Trustee

4.12	Indenture dated as of October 5, 2009, by and among Cincinnati Bell Inc., as Issuer, the Guarantors party thereto and The Bank of New York Mellon, as Trustee, relating to Cincinnati Bell Inc. 8.25% Senior Notes due 2017 (Exhibit 4.1 to Current Report on Form 8-K, filed on October 5, 2009, File No. 1-8519)

4.13	Supplemental Guarantee dated as of January 5, 2010 by Cincinnati Bell Any Distance of Virginia LLC of the Indenture dated as of October 5, 2009, by and among Cincinnati Bell Inc., as Issuer, the Guarantors party thereto and The Bank of New York Mellon, as Trustee

Exhibit No.	Description

4.14	Form of Debt Security (included as Exhibit A to the Form of Indenture filed as Exhibit 4.15)**

4.15	Form of Indenture**

5.1	Opinion of Cravath, Swaine & Moore LLP

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges (Exhibit 12.1 to Annual Report on Form 10-K for the year ended December 31, 2009)

23.1	Consent of Cravath, Swaine & Moore LLP (included in the opinion filed as Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP (Exhibit 23 to Annual Report on Form 10-K for the year ended December 31, 2009)

24.1	Powers of Attorney**

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as trustee**

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by Cincinnati Bell Inc. in connection with a specific offering, and incorporated herein by reference.
**	Previously filed with this registration statement.